EXHIBIT 5.01

[On Fenwick & West LLP Letterhead]

November 2, 2007

VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043-1331

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”) and the Prospectus filed by VeriSign, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about November 2, 2007, pursuant to the Securities Act of 1933, as amended, relating to the resale by the selling securityholders of the Company of an aggregate of $1,250,000,000 of 3.25% Junior Subordinated Convertible Debentures due 2037 (the “Debentures”) and the shares of Company common stock issuable upon the conversion of such Debentures (the “Stock”, and together with the Debentures, the “Securities”) of the Company. All of the Securities are being registered on behalf of certain securityholders of the Company (the “Selling Securityholders”). The Debentures were issued pursuant to the Indenture dated as of August 20, 2007 (the “Indenture”) by and between the Company and U.S. Bank National Association, as trustee.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Fourth Amended and Restated Certificate of Incorporation, effective August 30, 2007 (the “Certificate of Incorporation”);

(2)	the Company’s Second Amended and Restated Bylaws, effective August 30, 2007;

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	the Preliminary Offering Memorandum, dated August 13, 2007 and the Offering Memorandum, dated August 14, 2007;

(5)	the Prospectus prepared in connection with the Registration Statement;

(6)	the Indenture, together with the exhibits attached thereto;

(7)	the resolutions of the Company’s Board of Directors and the Pricing Committee thereof adopted on August 7, 2007 and August 14, 2007, respectively, approving the filing of the registration statement registering the resale of the Securities that have been provided to us by the Company;

(8)	correspondence from Mellon Investor Services, as transfer agent of the Company’s common stock, dated November 1, 2007, listing the issued and outstanding shares of the Company’s common stock as of such date, and lists of options, warrants and other rights issued or issuable by the Company as of the date hereof; and

VeriSign, Inc.

November 2, 2007

(9)	an opinion certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents, where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the state of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the state of California, (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto, and (iv) solely with respect to whether or not the Debentures are the valid and binding obligations of the Company, the existing laws of the state of New York. This opinion is limited to such laws, including the rules and regulations of governmental authorities administering such laws, as in effect on the date hereof.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debentures:

(1)	the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers;

(2)	the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and

VeriSign, Inc.

November 2, 2007

(3)	the effect of laws relating to usury or permissible rates of interest for loans, forebearances or the use of money.

We express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights.

The Company has informed us that the Company intends to issue the Stock upon the conversion of the Debentures from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that the Company will (a) timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and (b) amend its Certificate of Incorporation to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more shares than it has authorized. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

Based upon the foregoing, it is our opinion that:

(1)	the Debentures to be sold by the Selling Securityholders pursuant to the Registration Statement are valid and binding obligations of the Company; and

(2)	the Stock, when issued upon conversion of the Debentures and in accordance with the terms of the Debentures, the Registration Statement and the Prospectus relating thereto, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Jeffrey R. Vetter
Jeffrey R. Vetter, a Partner